UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2007

Hypercom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2851 West Kathleen Road, Phoenix, Arizona		85053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-504-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

This Amendment No. 1 to the Current Report on Form 8−K filed on July 5, 2007 (the "Initial Form 8−K") is filed by Hypercom Corporation (the "Company") to provide information not available at the time of the Initial Form 8−K.

The Company disclosed in the Initial Form 8−K its intention to outsource its manufacturing and consolidate its software, repair and maintenance functions globally (the "Outsourcing and Consolidation Plan"). At the time of the filing, the Company was unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8−K with respect to costs associated with the Outsourcing and Consolidation Plan.

Pursuant to Item 2.05 of Form 8−K, the Company is now filing an amended Form 8−K to announce its determination of such estimates.

(b) The registrant’s estimate for each major type of cost associated with the Outsourcing and Consolidation Plan is approximately as follows:

• $2.5 million — Outsourcing the Company’s manufacturing requirements to third-party contract manufacturers in Shenzhen, China and in Atibaia, Brazil and reorganizing and reducing the manufacturing and operations management team in Phoenix, Arizona consistent therewith.

• $0.6 million — Consolidating global software development activities to Singapore, Latvia, and India, reducing similar activities now performed in the U.S. and Sweden.

• $0.1 million — Relocating U.S. service and repair operations from Phoenix, Arizona to Hermosillo, Mexico.

(c) The registrant’s estimate of the total amount expected to be incurred in connection with the Outsourcing and Consolidation Plan is approximately $3.2 million, of which $1.2 million was recorded in the results of operations for the Company’s second quarter ended June 30, 2007. The remaining $2.0 million is expected to be incurred in future periods.

(d) The registrant’s estimate of the amount of the remaining $2.0 million of charges related to the Outsourcing and Consolidation Plan that will result in future cash expenditures is approximately $1.6 million.

Reference is made to the Company’s Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on August 9, 2007, which contains further information regarding charges recorded in the results of operations for the Company’s second quarter ended June 30, 2007 to cover costs associated with the Outsourcing and Consolidation Plan.

In addition to the foregoing, the Company expects to incur additional cash charges in the second half of 2007 of approximately $2.2 million related to (i) severance for certain executive officers (as disclosed in previously-filed Current Reports on Form 8-K dated July 13, 2007, August 6, 2007, and August 10, 2007, respectively), (ii) additional consolidation of service operations, and (iii) other administrative payroll-related matters.

The estimated charges to be incurred in future periods associated with the Outsourcing and Consolidation Plan, together with the above-mentioned executive severance, additional consolidation of service operations and administrative payroll matters, total approximately $4.2 million ($2.0 million + $2.2 million), of which $3.8 million is expected to be cash expenditures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypercom Corporation

August 16, 2007	By:	Thomas Liguori

Name: Thomas Liguori
Title: SVP and Chief Financial Officer